Exhibit j

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Combined Statement of Additional Information and to the incorporation by reference of our report dated September 27, 2017 in the Registration Statement (Form N-1A) of Hartford Funds Exchange-Traded Trust for the period ended July 31, 2017 filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 14 under the Securities Act of 1933 (Registration No. 333-215165).

/s/Ernst & Young LLP

Philadelphia, Pennsylvania

November 28, 2017